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                                                                  EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-120186 of The E. W. Scripps Company and subsidiary companies of our report dated March 3, 2004, appearing in the Annual Report on Form 10-K of The E. W. Scripps Company and subsidiary companies for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
December 14, 2004